EXHIBIT (a)(1)(e)


                          NOTICE OF GUARANTEED DELIVERY

                           TALK AMERICA HOLDINGS, INC.

                       EXCHANGE OFFERS FOR ALL OUTSTANDING
               4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2002 AND
                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2004
                         OF TALK AMERICA HOLDINGS, INC.
                        AND CONSENT SOLICITATION TO AMEND
   THE INDENTURES GOVERNING THE 4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                 AND 5% CONVERTIBLE SUBORDINATED NOTES DUE 2004


                           --------------------------

  THE EXCHANGE OFFERS' EXPIRATION DATE AND CONSENT DEADLINE WILL BE 5:00 P.M.,
         NEW YORK CITY TIME, ON MARCH 21, 2002, UNLESS IT IS EXTENDED OR
                           EARLIER TERMINATED BY US.

                           --------------------------

         Talk America Holdings, Inc. ("Talk America") (i) is offering to exchange, under two separate and independent exchange offers, all outstanding 4 1/2% Convertible Subordinated Notes due 2002 (the "4 1/2% Convertible Notes") and 5% Convertible Subordinated Notes due 2004 (the "5% Convertible Notes" and, together with the 4 1/2% Convertible Notes, the "Existing Notes") as described below, and (ii) is soliciting consents (the "Consents") from the holders of Existing Notes to the proposed amendment to the respective indentures governing such Existing Notes (the "Proposed Amendment"), as described in the Offering Circular and Consent Solicitation Statement, dated February 21, 2002 (the "Offering Circular"), of Talk America. These exchange offers are being extended to all holders of the Existing Notes.

         Talk America is offering to exchange the Existing Notes under two separate exchange offers, as follows:

1. THE 4 1/2% CONVERTIBLE SUBORDINATED NOTES EXCHANGE OFFER. U.S.$61,844,000 in aggregate principal amount of our existing 4 1/2% Convertible Notes, under either of two exchange options:

         o U.S.$1,000 in principal amount of our new 10% Senior Subordinated Notes (the "10% Notes") for each U.S.$1,000 in principal amount of Existing Notes that you tender; or

         o U.S.$600 in principal amount of our new 8% Convertible Senior Subordinated Notes (the "8% Convertible Notes" and, together with the 10% Notes, the "New Notes") and $100 in cash for each U.S.$1,000 in principal amount of Existing Notes that you tender; and

2. THE 5% CONVERTIBLE SUBORDINATED NOTES EXCHANGE OFFER. U.S.$18,093,000 in aggregate principal amount of our existing 5% Convertible Notes in the following exchange: U.S.$1,000 in principal amount of our new 10% Notes for each U.S.$1,000 in principal amount of Existing Notes that you tender.

         The registered holders whose Existing Notes are not immediately available or who cannot deliver their Existing Notes and the letter of transmittal and consent, dated February 21, 2002 (the "Letter of Transmittal") (and any other documents required by the Letter of Transmittal) to U.S. Bank Trust National Association (the "Exchange Agent"), prior to the Expiration Date, as defined below, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offers--Procedures for Tendering Existing Notes" in the Offering Circular. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 21, 2002 (SUCH DATE, AND, AS APPLICABLE THE DATE MARKING THE EXTENSION THEREOF, SHALL BE REFERRED TO HEREIN AS THE "EXPIRATION DATE"). TENDERS OF EXISTING NOTES AND CONCURRENT CONSENTS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. TALK AMERICA RESERVES THE RIGHT TO EXTEND OR TERMINATE THE OFFERS AT ANY TIME, IN ITS SOLE AND ABSOLUTE DISCRETION, FOR ANY OR NO REASON, AND TO OTHERWISE AMEND THE OFFERS.








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




                 The Exchange Agent for the exchange offers is:

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                   DELIVER TO:


   BY REGISTERED OR CERTIFIED MAIL:               BY OVERNIGHT DELIVERY:                 BY HAND:
      U.S. Bank Trust National                   U.S. Bank Trust National        U.S. Bank Trust National
            Association                               Association                      Association
      Corporate Trust Services                   Corporate Trust Services        Corporate Trust Services
           P.O. Box 64485                         180 East Fifth Street         100 Wall Street 16th Floor
      St. Paul, MN 55164-9549                      St. Paul, MN 55101               New York, NY 10005
     Attn: Specialized Finance                     Attn: Scott Masson             Attn: Bond Drop Window
                                                  Specialized Finance

                                                     BY FACSIMILE:
                                                    (651) 244-1537
                                                 Confirm by Telephone:
                                                    (651) 244-8161
                                                Attention: Scott Masson



         FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT
(651) 244-8161 OR BY FACSIMILE AT (651) 244-1537.

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.







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


LADIES & GENTLEMEN:

         The undersigned hereby tender(s) to Talk America, upon the terms and subject to the conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate stated amount at maturity of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Offering Circular.

         The undersigned understands that tenders of Existing Notes will be accepted only in stated amounts at maturity equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Existing Notes and Consents pursuant to the exchange offer may not be withdrawn after 5:00 P.M., New York City time, on the Expiration Date, as defined above. Tenders of Existing Notes may also be withdrawn if the exchange offers are terminated without any such Existing Notes being purchased thereunder or as otherwise provided in the Offering Circular.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE
                 [TO BE COMPLETED BY HOLDERS OF EXISTING NOTES]


Signature(s) of Registered Owner(s) or                  Name(s) of Registered Holder(s):
Authorized Signatory:

------------------------------------------------        --------------------------------------

------------------------------------------------        --------------------------------------

------------------------------------------------        --------------------------------------

Principal Amount at Maturity of Existing Notes:         Address:

------------------------------------------------
Principal Amount at Maturity of Existing Notes
Tendered:                                               --------------------------------------
          --------------------------------------
Certificate No(s). of Existing Notes (if                Area Code and Telephone No.:
available):
                                                        --------------------------------------
------------------------------------------------        If Existing Notes will be delivered by book-
                                                        entry transfer at The Depository Trust Company,
                                                        insert Depository Account No.:
------------------------------------------------

Date:
     -------------------------------------------        --------------------------------------






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


ELECTION AS TO FORM OF CONSIDERATION - TO BE COMPLETED ONLY BY HOLDERS OF EXISTING 4 1/2% CONVERTIBLE SUBORDINATED NOTES:

A. [ ] CHECK THIS BOX IF THE UNDERSIGNED WANTS TO TENDER ALL OF THE UNDERSIGNED'S EXISTING 4 1/2% CONVERTIBLE NOTES IN EXCHANGE FOR 10% NOTES (AS FURTHER DESCRIBED IN THE OFFERING CIRCULAR).

B. [ ] CHECK THIS BOX IF THE UNDERSIGNED WANTS TO TENDER ALL OF THE UNDERSIGNED'S EXISTING 4 1/2% CONVERTIBLE NOTES IN EXCHANGE FOR 8% CONVERTIBLE NOTES AND CASH (AS FURTHER DESCRIBED IN THE OFFERING CIRCULAR).

C. [ ] CHECK THIS BOX AND COMPLETE THE REMAINDER OF THIS SECTION IF THE UNDERSIGNED HOLDS MORE THAN $1,000 IN AGGREGATE PRINCIPAL AMOUNT OF EXISTING 4 1/2% CONVERTIBLE NOTES AND WISHES TO MAKE A MIXED ELECTION AS TO FORM OF CONSIDERATION.

         (1) Indicate the principal amount of the undersigned's existing 4 1/2% Convertible Notes that the undersigned elects to exchange for 10% Notes.

         (2) Indicate the principal amount of the undersigned's existing 4 1/2% Convertible Notes that the undersigned elects to exchange for 8% Convertible Notes and cash.

         (3) Indicate the total principal amount for which the undersigned is making this mixed election.

         (This amount is the total of Item C(1) and C(2) and must be equal to the total principal amount of your existing 4 1/2% Convertible Notes being tendered as indicated above.)

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Existing Notes exactly as its (their) name(s) appear on certificates for Existing Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.









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


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity:
         -----------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

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DO NOT SEND EXISTING NOTES WITH THIS FORM. EXISTING NOTES SHOULD BE SENT TO THE
EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act, hereby (a) represents that each holder of Existing Notes on whose behalf this tender is being made "own(s)" the Existing Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Existing Notes complies with such Rule 14e-4, and (c) guarantees that, within five trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Existing Notes covered hereby in proper form for transfer and required documents, will be deposited by the undersigned with the Exchange Agent.

         THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND EXISTING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:                                       Authorized Signature
Address:

-----------------------------------------     ----------------------------------
Area Code and Telephone No.:                  Name:
                                                   -----------------------------
-----------------------------------------     Title:
                                                    ----------------------------
                                              Date:
                                                   -----------------------------





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